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                                                             EXHIBIT 99.906 CERT

                            SECTION 906 CERTIFICATION

I, Eric S. Ende, President of FPA Perennial Fund, Inc. ("Fund"), certify that:

1. The Fund's periodic report on Form N-CSR for the period ended December 31, 2003 ("Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


March 8, 2004                               /s/ ERIC S. ENDE
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(Date)                                      Eric S. Ende, President


I, J. Richard Atwood, Treasurer of FPA Perennial Fund, Inc. ("Fund"), certify that:

1. The Fund's periodic report on Form N-CSR for the period ended December 31, 2003 ("Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


March 8, 2004                                /s/ J. RICHARD ATWOOD
-----------------------                     ------------------------------------
(Date)                                       J. Richard Atwood, Treasurer


A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.